ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090203

Filed in the office of	Document Number 20140681271-02
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/24/2014 8:00 AM
	Entity Number C8688-1985

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

ONE WORLD HOLDINGS, INC. [C8688-1985]

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE IV of the Corporation's Articles of Incorporation is hereby amended and replaced by the ARTICLE IV attached hereto as Exhibit A, which amendment shall not have any affect on the Corporation's previously designated series of preferred stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 64.57%

4. Effective date and time of filing: (optional) Date: 9-24-14 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X Corinda J. Melton

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Exhibit A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF ONE WORLD HOLDINGS, INC.

Pursuant to section 78.390 of the Nevada Revised Statutes, One World Holdings, Inc., a Nevada corporation, hereinafter referred to as the "Corporation," hereby adopts the following Amendment to its Articles of Incorporation.

1. The Corporation's Articles of Incorporation are hereby amended by deleting the first paragraph of Article IV captioned "Authorized Shares" in its entirety and replacing it with the following:

> Authorized Shares. The aggregate number of shares which this Corporation shall have authority to issue is five hundred ten million (510,000,000) shares, consisting of (a) five hundred million (500,000,000) shares of Common Stock, par value $0.0025 per share (the "Common Stock") and (b) ten million (10,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), issuable in one or more series as hereinafter provided. A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to the, and restrictions imposed upon the, shares of each class are as set forth in this Article IV."

2. Except as specifically provided herein, the Corporation's Articles of Incorporation shall remain unmodified and shall continue in full force and effect.

3. By execution hereof, the Corporation's President certifies that the foregoing Certificate of Amendment to Articles of Incorporation of One World Holdings, Inc. was duly authorized and adopted by the Corporation's board of directors and was approved by the Corporation's stockholders through an action by written consent by the affirmative vote of stockholders holding 64.57% of the shares of the Corporation's common stock on August 15, 2014.

Dated as of September 24, 2014.

One World Holdings, Inc.

By Corinda J Melton

Corinda Joanne Melton, President